Exhibit 99.1

Contacts:	Mikyl Cordova
212-631-4337 Kim Kerns 212-465-6442

THE MADISON SQUARE GARDEN COMPANY

ACQUIRES FAMED FORUM ARENA

Acquisition of Legendary Venue Establishes West Coast Presence for MSG and

Promises Significant Benefits for Surrounding Community

New York, N.Y., June 26, 2012 — The Madison Square Garden Company (NASDAQ: MSG), City of Inglewood and Faithful Central Bible Church announced today that The Madison Square Garden Company has acquired the celebrated Forum in Inglewood, Calif. for a purchase price of $23.5 million. The acquisition will be followed by a comprehensive renovation of the historic venue, which is scheduled to begin later this year.

“We are honored to be adding the Forum to our iconic list of venues, and to call Inglewood our West Coast home,” said James L. Dolan, executive chairman, The Madison Square Garden Company. “We look forward to building on the Forum’s outstanding legacy in music, and to utilizing our expertise to ensure it once again becomes a thriving destination for both artists and music fans, as well as an active member of the Inglewood community. We would like to thank Mayor Butts, Bishop Ulmer and the Faithful Central Bible Church, the Inglewood City Council and Planning Commission, and residents from across the community for their support for this important partnership.”

“We are extremely pleased to have The Madison Square Garden Company as a partner in the community who is committed to helping us revitalize Inglewood,” said James T. Butts, mayor, City of Inglewood. “The renovation of the Forum will not only benefit music fans throughout Greater Los Angeles, but is also a long-term investment in the future of the City of Inglewood. A successful Forum will boost community pride and drive Inglewood’s economic transformation through job creation, tax revenue and further redevelopment of Inglewood’s commercial core.”

The Madison Square Garden Company has made meaningful commitments to Inglewood as part of its agreement with the City. These include:

•	A minimum ticket sales guarantee each performance year to help ensure the project’s significant economic impacts;

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A Workforce Outreach Coordination Program to promote local hiring opportunities and Minority Business Enterprise/Disadvantaged Business Enterprise (MBE/DBE) participation in the project, including job fairs to promote those opportunities;

•	Rent-free uses of the Forum by the City for charitable causes;

•	The rent-free use of the Forum parking lot on an ongoing basis for a farmers’ market; and,

•	Support of charitable endeavors of importance to the community.

“We are happy to welcome The Madison Square Garden Company to Inglewood, and are particularly pleased with their commitment to having a positive impact on our community,” said Bishop Kenneth C. Ulmer, senior pastor-teacher, Faithful Central Bible Church. “We look forward to ensuring that all facets of the Inglewood community are able to benefit from the impact of a successful Forum arena.”

Hank J. Ratner, president and chief executive officer, The Madison Square Garden Company, said: “I would like to thank Mayor Butts and the City Council for their leadership and commitment to make our acquisition of the Forum a reality. Without the Mayor, this deal simply would not have happened. We look forward to being a positive presence in Inglewood for many years to come.

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Page 2 — The Madison Square Garden Company Acquires Famed Forum Arena

“We carefully considered our acquisition of the Forum, including its renovation needs, before moving forward, and believe it presents a unique opportunity for our company from both a strategic and economic perspective. The addition of the Forum is a perfect complement to the Madison Square Garden Arena — it now allows us to have world-class venues in both New York and Los Angeles, linking the top two entertainment markets in the country. The addition of the Forum also enhances Fuse, our national music network, by providing access to top performers from our iconic venues on both coasts.

“We have a proven track record of successfully restoring and renovating our historic venues, including the restoration of Radio City Music Hall in 1999 and the Beacon Theatre in 2009, as well as our current transformation of The Garden, which is in the process of being turned into one of the world’s most spectacular arenas. We will bring the same attention to detail to our renovation of the Forum, resulting in a world-class venue that will be the place for music in Los Angeles,” concluded Ratner.

Since opening in 1967, the Forum has become a celebrated arena in the Greater Los Angeles area. The historic venue was home to the Los Angeles Lakers and Kings until 1999, and has also played host to several of the greatest musical performers of the 1960s, 1970s, 1980s and 1990s, including The Rolling Stones, The Jackson 5, Bob Dylan, Madonna, Van Halen, The Foo Fighters, Coldplay and many others.

“We look forward to bringing our passion and expertise in music and entertainment to the West Coast — and to having the privilege to make the Forum a must-play venue once again,” said Melissa Ormond, president, MSG Entertainment. “Since taking over the Beacon Theatre, The Chicago Theater and the Wang Theater in Boston, the combined bookings for those venues has increased by approximately 140 percent, and we are committed to having an even more dramatic impact on the Forum, for the benefit of music fans and the Inglewood community.”

The Madison Square Garden Company’s current portfolio of venues includes “The World’s Most Famous Arena,” Madison Square Garden, which is in the second year of a three-year, state-of-the-art transformation; the art deco masterpiece, Radio City Music Hall; the renowned Beacon Theatre on the Upper West Side of Manhattan; the legendary Chicago Theatre; and the Theater at Madison Square Garden. The Company’s portfolio also includes an exclusive booking arrangement with Boston’s Wang Theatre. MSG has won several top honors for the venues it owns and operates. In 2009, after consistently being ranked #1 venue in their respective class by leading trade publication Billboard, both Madison Square Garden and Radio City Music Hall each earned the esteemed recognition of being named Billboard’s “Venue of the Decade” for achieving the highest box office scores of venues worldwide in their respective venue class. Additionally, following MSG’s more recent acquisitions of both the Beacon Theatre and The Chicago Theatre, both venues were ranked by Billboard in the Top 10 venues of their respective class the year following the acquisition.

Details about the Forum’s extensive renovation and the company’s plans for the venue will be announced during a press conference at the venue this fall.

On this transaction, John C. Cushman III, Chairman of the Board, and Bruce Mosler, Chairman of Global Brokerage, of Cushman & Wakefield, Inc. served as real estate advisor and Ruth Fisher and Amy Forbes of Gibson Dunn provided legal counsel to MSG.

The Forum Enterprises, Inc. team, the church-owned for-profit corporation and seller in this transaction, was led by Marc T. Little, its chief operating officer and general counsel, with Jonathan Curtis of Allen Matkins serving as legal advisor and Larry Kosmont, president and chief executive officer of Kosmont Realty Corporation, serving as real estate advisor.

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About The Madison Square Garden Company

The Madison Square Garden Company is a fully-integrated sports, media and entertainment business comprised of three business segments: MSG Sports, MSG Media and MSG Entertainment, which are strategically aligned to work together to drive the company’s overall business. The Company is built on a foundation of iconic venues and compelling content that the company creates, produces, presents and/or distributes through its programming networks and other media assets. MSG Sports consists of owning and operating sports franchises, including the New York Knicks (NBA), the New York Rangers (NHL), the New York Liberty (WNBA), and the Connecticut Whale (AHL). MSG Sports also features other sports properties, including the presentation of a wide variety of live sporting events including professional boxing, college basketball, track and field and tennis. MSG Media is a leader in production and content development for multiple distribution platforms, including content originating from MSG’s venues. MSG Media consists of the MSG Networks (MSG, MSG Plus, MSG HD and MSG Plus HD) regional sports networks and the Fuse Networks (Fuse and Fuse HD), a national television network dedicated to music. MSG Entertainment is one of the country’s leaders in live entertainment. MSG Entertainment creates, produces and/or presents a variety of live productions, including the Radio City Christmas Spectacular featuring the Radio City Rockettes. MSG Entertainment also presents or hosts other live entertainment events such as concerts, family shows and special events in MSG’s diverse collection of venues. More information is available at www.themadisonsquaregardencompany.com.

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